Exhibit 10.42
2025 SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT
This 2025 Supplemental Executive Retirement Agreement (the "Agreement") is entered into effective as of December 16, 2025 (“Effective Date”), by and between TOMPKINS FINANCIAL CORPORATION, with offices at 118 E. Seneca St., Ithaca, New York 14850 (the “Company”), and STEPHEN S. ROMAINE, residing at [ ] (the "Executive"). The Executive and the Company are sometimes referred to herein individually as “Party” and together as “Parties.”
PREAMBLE
The principal objective of this Agreement is to the Executive, who has been determined to be a key executive of the Company and its subsidiaries, in order to retain and motivate such Executive, on the terms and conditions described herein. Therefore, for good and valuable consideration, including without limitation the supplementary benefits under this Agreement, the receipt and sufficiency of which is acknowledged, the Parties desire to enter into this Agreement.

SECTION I. DEFINITIONS
1.1.“Annual Contribution Date” means the Effective Date, and for years thereafter, each July 26th falling on or prior to the calendar year in which the Executive attains age 65.
1.2.“Board of Directors” means the Board of Directors of Tompkins Financial Corporation.
1.3.“Cause” means (a) the conviction of the Executive by a court of competent jurisdiction of a crime which constitutes a felony under any state or federal law, (b) an act by the Executive which in the reasonable opinion of the Board of Directors constitutes an intentional theft of property of the Company or its subsidiaries, (c) the willful and continued failure or refusal of the Executive to perform his duties, or (d) gross negligence or willful misconduct on the part of the Executive (as determined by the Board of Directors in its reasonable discretion).

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1.4.“Code” means the Internal Revenue Code of 1986, as amended.
1.5. “Committee” means the Compensation Committee of the Board of Directors, which has been given authority by the Board of Directors to administer this Agreement.
1.6.“Company” has the meaning set forth in the initial paragraph of this Agreement.
1.7.“Earnings” means the Executive's annual base salary (which excludes, among other things, any bonuses/incentive payments, profit sharing, benefits, fringe or other supplemental income).
1.8.“Effective Date” has the meaning set forth in the initial paragraph of this Agreement.
1.9.“Executive” has the meaning set forth in the initial paragraph of this Agreement.
1.10.“Interest Rate” means the Prime Rate as published in The Wall Street Journal on the first business day of the calendar year in which the interest is accrued, plus one percent (1%); in the event that The Wall Street Journal does not publish a Prime Rate, the Committee is authorized to select a comparable rate or method of interest calculation, which rate or method shall be adopted by the Committee in its sole discretion.
1.11.“Party” has the meaning set forth in the initial paragraph of this Agreement.
1.12.“Prohibited Activity” is an activity in which the Executive, directly or indirectly (a) comes to own, manage, operate, control, provide services to, be employed by or participate in the ownership, management, operation or control of, or be connected in any other manner with, any financial services business (but which shall exclude the Executive’s ownership of less than 1% of any class of equity or debt security of a publicly-traded financial services business), (b) solicits customers of the Company or any of its subsidiaries to reduce or stop doing business with the Company or any of its subsidiaries, or initiates any customer contact, for any reason, except for social contact with customers with whom the Executive has a long-standing social or familial relationship, and such contact leads to the Company/subsidiary’s loss of business or

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business opportunities, or (c) solicits employees of the Company or any of its subsidiaries to leave such employment, or offers employment to employees of the Company or any of its subsidiaries, or initiates any employee contact, for any reason, except for social contact with employees with whom the Executive has a long-standing social or familial relationship, and such contact leads to the Company/subsidiary’s loss of such employee’s services.
1.13.“Restricted Area” means located within, or actively directing marketing efforts within, twenty-five (25) miles of any location of the Company or any of its subsidiaries.
1.14.“Retirement Benefit Freeze” has the meaning set forth in Section 2.1.
1.15.“SERP Account” or the “Account” means an account maintained under this Agreement on or after the Effective Date.
SECTION II. ELIGIBILITY FOR BENEFITS
2.1Accrual of Benefits. The Board of Directors may determine, in its sole discretion, that the Executive should cease to continue accruing benefits under this Agreement (a “Retirement Benefit Freeze”), and, in such event, the Board of Directors shall notify Executive in writing of such determination. Such a determination shall not reduce the then-accrued benefit of the Executive under this Agreement. The Executive will remain entitled to receive, subject to the other provisions of this Agreement, the balance of his SERP Account, determined as of the date of the Retirement Benefit Freeze, which shall continue to be credited with the addition of interest until the date the balance of his SERP Account has been completely distributed.
2.2Termination for Cause; Engaging in Prohibited Activity.
(a)    Anything herein to the contrary notwithstanding, (i) if, at any time within two (2) years after the voluntary or involuntary termination of his employment with the Company or any of its subsidiaries, the Executive engages in a Prohibited Activity in the Restricted Area (without prior authorization given by the Committee in writing), or (ii) if the Executive is discharged by

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the Company or its subsidiaries for Cause, then in either case all sums otherwise payable under this Agreement to the Executive or the Executive's beneficiary or beneficiaries will, in the sole discretion of the Committee, be forfeited, and the Company will have no further obligation under this Agreement.
(b)    The Executive acknowledges and agrees that following his termination, he has a choice of either:
•Engaging in a Prohibited Activity and forfeiting the post-employment benefits payable under this Agreement; or,
•Accepting the post-employment benefits payable under this Agreement and not engaging in Prohibited Activities.
The Executive further agrees that, as a key senior leader of the Company, the Executive provides services to the Company which are unique, special, or extraordinary; and that Company makes strategic business decisions, as well as decisions regarding business succession planning and recruitment, in reliance on the Executive’s commitment to provide his services exclusively to Company. In light of all of these factors, the Executive agrees that the restrictions (and associated forfeiture provisions) of this Section 2.2 are reasonable and justified to protect the Company’s business interests.
SECTION III. AMOUNT AND FORM OF BENEFIT
3.1.SERP Benefit Contributions and Accruals.
(a)The Executive’s SERP Account will be credited annually with a sum equal to 15% of Earnings (each such annual credit, an “Annual Credit”) on each Annual Contribution Date, provided that the Executive is an employee of the Company as of such Annual Contribution Date, and the Annual Credit will be credited to the Executive’s SERP Account as a cash amount in United States Dollars. No sums described in this Section 3.1(a) will be credited

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to the Executive’s SERP Account after the end of the calendar year in which Executive attains age sixty-five (65).
(b)The SERP Account will be credited with the addition of interest, to be accrued during each quarter and to be credited to such Account on the first business day following the end of such quarter, on the basis of the day-weighted average balance in such Account during each quarter, at an annual rate equal to the Interest Rate. Interest credited to the SERP Account shall be compounded quarterly.
3.1.Payment Elections.
(a)Each Annual Credit and all interest thereon, calculated in accordance with Section 3.1(b) (together, the “Annual Amount”), shall be paid in accordance with the schedule elected by the Executive in accordance with the following procedure: On or before the Annual Contribution Date on which the Annual Credit is made, the Executive shall be permitted to elect, by completing and submitting to the Committee an election form in the form attached hereto as Exhibit A (“Election Form”), the schedule pursuant to which such amounts are paid, which schedule (i) may commence on any date on or after the date which is the later of the date on which the Executive attains age 63 or the first anniversary of the applicable Annual Contribution Date, and (ii) may provide for payments in annual installments over a period of not greater than twenty (20) years. Each election, once made, shall be irrevocable.
(b)If, with respect to any Annual Amount, the Executive shall fail to make an election within the timeframe described in Section 3.2(a), the Executive shall be deemed to have made an election to receive payment of such Annual Amount in five (5) annual installments, with the first being on July 26 in the calendar year in which the Executive attains age sixty-six (66), and with the subsequent installments being on the first four (4) anniversaries of such date.

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3.1.Death.
(a)In the event of the death of the Executive, if the Executive has attained age sixty-three (63) prior to his death, all amounts then credited to the Executive’s SERP Account shall be paid in one single lump sum to the beneficiary(ies) designated by the Executive pursuant to Section 3.3(b) or, if Executive has not designated any beneficiary or if all of the Executive’s designated beneficiaries shall have predeceased the Executive, to the Executive’s estate.
(b)The Executive shall be permitted to designate one or more beneficiaries by completing and delivering an Election Form on which a beneficiary designation is made to the Committee. Any beneficiary designation made on an Election Form shall supersede any beneficiary designation made by any preceding Election Form as may have been delivered by the Executive to the Committee. For the avoidance of doubt, in the event that the Executive delivers an Election Form to the Committee indicating an intent to make a change in the timing or form of payment of any benefit under this Agreement which is not permitted to be made under the terms and conditions of this Agreement, any beneficiary designation made on such Election Form shall be binding, notwithstanding the invalidity of such payment election.
SECTION IV. TERMINATION OF EMPLOYMENT
4.1.Termination of Employment, Generally.
(a)All of the sums then credited to the SERP Account shall be immediately forfeited, and the Executive shall be entitled to no further benefits hereunder, in the event that (i) except as set forth in Section 4.2, the Executive terminates employment with the Company voluntarily prior to attaining age sixty-three (63), or (ii) the Executive’s employment with the Company is terminated for Cause at any time.
(b)No Annual Credits shall be credited to the SERP Account on any date following the termination of the Executive’s employment, regardless of whether such termination is voluntary or involuntary, irrespective of the reason for such termination.

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(c)The termination of the Executive’s employment shall have no effect on the schedule pursuant to which payments of amounts credited to the SERP Account shall be made.
4.2.Change in Control.
(a)If a Change in Control occurs while the Executive is employed by the Company prior to the Executive attaining age sixty-three (63), then, notwithstanding Section 4.1(a) or any other provision of this Agreement to the contrary, Executive’s entitlement to payment of the sums credited to the SERP Account as of the effective date of the Change in Control shall be deemed vested, and no termination of Executive’s employment for any reason, whether voluntary or involuntary, shall trigger a forfeiture of the same.
(b)A “Change in Control” shall be deemed to have occurred upon the earliest of the following: (i) the date of acquisition by any one person, or more than one person acting as a group (as defined in Treasury Regulation §1.409A-3(i)(5)(v)(B)), of stock of the Company that, together with stock held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the issued and outstanding stock of the Company; provided, however, that if any one person, or more than one person acting as a group, is considered to own more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons shall not be deemed to result in a Change in Control; (ii) the date a majority of members of the Company’s Board of Directors is replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors before the date of the appointment or election; or (iii) the date that any one person, or more than one person acting as a group, acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value of more than seventy percent (70%) of the total gross fair market value of all of the assets of the Company immediately before such

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acquisition or acquisitions; provided, however, that transfers of assets of the Company of any value to a related person or entity as described in Treasury Regulation §1.409A-3(i)(5)(vii)(B) shall not be deemed to result in a Change in Control.
(c)In the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive under this Agreement would be subject to the excise tax imposed by Section 4999 of the Code, including any successor to such statute of like import (the "Excise Tax"), then the amount of the benefit otherwise payable under this Agreement, if any, shall be reduced, but not below zero, to the maximum amount upon which no such Excise Tax is imposed. For purposes of this Section 7.1, the proper amounts, if any, of the Excise Tax and the adjustment under this Section 4.2(c) to eliminate the Excise Tax shall be determined in the first instance by the Company. Within forty-five (45) days of being provided with written notice of any such determination, the Executive may provide written notice to the Committee of any disagreement, in which event the amounts, if any, of the Excise Tax and any adjustment under Section 4.2(c) shall be determined by independent tax counsel selected by the Company’s independent auditors. The determination of the Company (or, in the event of disagreement, the tax counsel selected) shall be final.
SECTION V. MISCELLANEOUS
5.1.Termination, Amendment and Subsequent Deferrals. The Committee may, in its sole discretion, terminate, suspend or amend this Agreement at any time or from time to time, in whole or in part; provided, however, that no termination, suspension, or amendment of this Agreement will, without the written consent of the Executive or the Executive’s beneficiary or beneficiaries (if the Executive is not then living), reduce the Executive’s right or the right of the Executive’s beneficiary or beneficiaries to receive or continue receiving a benefit accrued at the time of the termination, suspension, or amendment in accordance with this Agreement. The Parties agree that a Retirement Benefit Freeze, as described in Section 2.1, shall not be deemed a

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reduction of rights requiring consent hereunder. A termination or suspension of this Agreement shall not result in the acceleration of any benefit provided pursuant to this Agreement except as permitted in connection with a plan termination satisfying the conditions set forth in Treasury Regulations §1.409A-3(j)(ix), where the Committee decides to accelerate such benefit in accordance with the requirements of such regulation. If the Executive is not, at the effective date of the termination or suspension of this Agreement, entitled to a benefit under this Agreement, the Executive shall not become entitled to any such benefit merely by reason of such termination or suspension.
5.2.Subsequent Deferral Elections. After an initial payment election shall be made with respect to any sum credited to the SERP Account, no subsequent deferral election shall be permitted under this Agreement.
5.3.No Employment Agreement; Entire Agreement. Nothing contained herein will confer upon the Executive the right to be retained in the service of the Company or its subsidiaries, nor will it interfere with the right of the Company or its subsidiaries to discharge or otherwise deal with the Executive without regard to the existence of this Agreement. This Agreement (which expressly includes the Preamble), together with those certain agreements expressly referred to herein, constitute the sole and entire agreement of the Parties with respect to the subject matter of this Agreement, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to the subject matter.
5.4.Unfunded Arrangement. The benefits under this Agreement are unfunded, and the Company will make benefit payments solely on a current disbursement basis from the Company’s general assets. Notwithstanding anything herein to the contrary, the Executive and the Executive’s beneficiary or beneficiaries shall have the status of general unsecured creditors of the Company.

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5.5.Assignment. To the maximum extent permitted by law, no benefit under this Agreement shall be assignable or made subject by the Executive in any manner to alienation, sale, transfer, claims of the Executive’s creditors, pledge, attachment or encumbrances of any kind.
5.6.Rules. The Committee may adopt rules and regulations to assist it in the administration of this Agreement. This Agreement shall be administered and construed entirely in the discretion of the Committee and the Board of Directors, as applicable.
5.7.Information. The Executive shall receive a copy of this Agreement, and the Committee will make available for inspection by the Executive a copy of any rules and regulations used by the Committee in administering this Agreement.
5.8.Construction. The masculine gender, where appearing in this Agreement, will be deemed to include the feminine gender, and the singular may include the plural, unless the context clearly indicates the contrary.
5.9.Controlling Law. This Agreement is established under and will be construed according to the laws of the State of New York, without regard for principles of conflicts of law. Notwithstanding the foregoing, this Agreement shall be construed consistent with the requirements of Code Section 409A, the regulations promulgated thereunder and other official guidance relating thereto such that the operation or terms of this Agreement do not result in the inclusion in income of any amount under such Code provision.
5.10.Legal Expenses. If the Executive is the substantially prevailing party in a final judicial determination, then the Company shall pay, upon request and documentation thereof (and not later than ninety (90) days after receipt of such request and documentation), all reasonable legal fees and expenses the Executive incurs as a result of the Company contesting the validity or enforceability of any provision of this Agreement or any claim by the Executive under this Agreement.

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5.11.Disputes & Severability. In the event of any dispute between the Company and the Executive with respect to the Executive’s rights to any payment under this Agreement, the Company shall pay all disputed amounts to the Executive in the time and manner otherwise specified by this Agreement, and, if it is finally judicially determined that the Executive was not entitled to all or a portion of such disputed amounts, the Executive shall repay to the Company the amount to which Executive was not entitled, together with interest thereon at the judgment rate of interest then applicable in New York State.  If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon a determination that any term or provision is invalid, illegal or unenforceable, the court may modify this Agreement to effect the original intent of the Parties as closely as possible in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.
5.12.Non-Disparagement. The Executive agrees and covenants that he will not at any time make, publish or communicate to any person or entity or in any public forum any defamatory or disparaging remarks, comments, or statements concerning the Company or its businesses, or any of its employees or directors.  This Section 5.12 does not, in any way, restrict or impede the Executive from exercising protected rights to the extent that such rights cannot be waived by agreement or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency. This section does not prohibit or restrict the Executive (or the Executive’s attorney) from initiating communications directly with, or responding to any inquiry from, or providing testimony before, any self-regulatory organization or any state or federal regulatory authority regarding the Company or the facts or circumstances of the Executive’s employment with the Company. The Company agrees and covenants that it shall cause its officers and directors to refrain from making any defamatory or

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disparaging remarks, comments, or statements concerning the Executive to any third parties. In the event of the Executive’s violation, at any time, of his commitment under this Section 5.12, the Executive will, in the discretion of the Committee, forfeit all benefits then unpaid that otherwise would have been payable to the Executive pursuant to this Agreement.
5.13.Tax Matters.
(a)The Company shall have the right to withhold from any payment made under this Agreement, any federal, state, or local income, payroll, and/or other taxes required by law to be withheld and to take such other action as the Committee may deem advisable to enable the Company to satisfy its obligations for the withholding and remittance of taxes and other tax obligations relating to this Agreement.
(b)The Executive hereby irrevocably consents to the Company reporting to the Internal Revenue Service and other governmental authorities of such information about the Executive’s participation in this Agreement and the benefits afforded to the Executive under this Agreement, as required by applicable law.
(c)Neither the Company nor the Committee has made or hereby makes any representation or warranty to the Executive about the tax treatment of any benefit or other sum described in this Agreement or the application of the Code, the Employee Retirement Income Security Act of 1974 (as amended), or any other provision of applicable law to this Agreement or any such benefit or sum. The Executive has relied exclusively on independent counsel and tax advisers in evaluating such matters and in deciding to enter into this Agreement.
5.14.Notices. Any notices, requests, demands, or other communication required or permitted to be given to a Party under this Agreement shall be deemed given if personally delivered or if mailed, postage prepaid, by certified mail, return receipt requested, to the Party at the address listed below, or at such other address as one such Party may by written notice specify to the other.

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(a)    if to the Company:

Tompkins Financial Corporation
Attn.: Compensation Committee
118 East Seneca Street, Ithaca, New York 14850
(b)    if to the Executive, to the address of the Executive first set forth above.
[SIGNATURE PAGE IMMEDIATELY FOLLOWS]

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    IN WITNESS WHEREOF, this 2025 Supplemental Executive Retirement Agreement has been executed this 16th day of December, 2025.

                        TOMPKINS FINANCIAL CORPORATION

                        By: /s/ Stacie M. Mastin

                        Name: Stacie M. Mastin
ATTEST: /s/ Tracy L. Kinner        Title: SVP, Director of Human Resources

/s/ Stephen S. Romaine
                        Stephen S. Romaine, Individually

ATTEST: /s/ Tracy L. Kinner

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Exhibit A

2025 SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT
Form of Benefit and Beneficiary Designation Form

As an Executive participating in a 2025 Supplemental Executive Retirement Agreement with Tompkins Financial Corporation, I hereby make the following elections:
Payment Schedule
I hereby elect the following form of benefit payment for the Annual Credit to my SERP Account for the _______ calendar year, and all interest accrued thereon:
Payment in __________ annual payments commencing on the following date: __________________.
I understand that this payment schedule election shall be irrevocable.
Beneficiary Election
As an Executive participating in a 2025 Supplemental Executive Retirement Agreement with Tompkins Financial Corporation, I hereby designate the following beneficiary/beneficiaries to receive my death benefits due under the Agreement.
Beneficiary:
Name:
Relationship to Executive:
Social Security Number:
Date of Birth:
Home Address:
Executive’s Signature:
Witness’ Signature:
Spouse’s Signature (if waiving right to benefits under this Agreement):

Date:
Witness’ Signature:

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